Exhibit 99.1

FOR RELEASE (10.24.2019)	Katie A. Lorenson, Chief Financial Officer 952.417.3725 (Office)

ALERUS FINANCIAL CORPORATION REPORTS

THIRD QUARTER 2019 NET INCOME OF $7.1 MILLION

GRAND FORKS, N.D. (October  24, 2019) – Alerus Financial Corporation (Nasdaq: ALRS) reported net income of $7.1 million for the  third quarter of 2019, or $0.48 per diluted common share, compared to $8.3  million of net income, or $0.59 per diluted common share,  for the second quarter of 2019.

CEO Comments

Chairman, President, and Chief Executive Officer Randy Newman said, “Financial results were as expected for the third quarter of 2019.  Year-to-date net income for the first nine months of 2019 was up $2.1 million, or 10.4%, compared to 2018 despite a challenging interest rate environment; further exhibiting the value of our diversified business model.  The Company accomplished two significant milestones this past quarter, both of which are key in positioning the Company for long-term success. First, we completed our initial public offering (IPO) and began trading on Nasdaq in mid-September. The initial public offering was one of the most important decisions the Company has ever made. The IPO raised $62.8 million, increasing our capital, strengthening our balance sheet and giving us a strong foundation to execute our strategic plan.

In September, we also introduced a new digital experience designed to guide clients in improving their finances. This reimagined digital experience, called MY ALERUS, brings together all consumer products within our Company to create a dashboard for our clients’ whole financial life. MY ALERUS helps clients dig deeper into their finances through a series of financial fitness workouts to help clients calculate their financial wellness score and see how they’re doing with respect to their finances, robust account aggregation technology to link in outside financial accounts, and a seamless yet quick way to open deposit accounts online. Alerus has been strategically building this digital solution as part of our multi-year, organic growth strategic plan called One Alerus. We believe the new technology paired with our skilled advisor team will not only bring new value to our clients, but also add long-term value for our stockholders.”

Quarterly Highlights

▪	Return on average assets of 1.29%
▪	Return on tangible common equity of 17.01% (1)
▪	Noninterest income as a percentage of total revenue was 61.29%
▪	Mortgage banking noninterest income increased $1.1 million or 15.6% over the second quarter of 2019
▪	Mortgage originations totaled $313.5 million, a 27.4% increase from the second quarter of 2019
▪	Net interest margin (tax-equivalent) was 3.69% compared to 3.62% for the second quarter of 2019 (1)
▪	Loans held for investment decreased $27.4 million, or 1.6%, from the second quarter of 2019
▪	Deposits increased $79.7 million, or 4.5%, from the second quarter of 2019
▪	Short-term borrowings decreased $141.4 million from the second quarter of 2019

(1)	Represents a non-GAAP financial measure. See “Non-GAAP to GAAP Reconciliations and Calculation of Non-GAAP Financial Measures.”

Selected Financial Data (unaudited)

	As of and for the
	Three months ended			Nine months ended
	September 30,	June 30,	September 30,	September 30,	September 30,
(dollars and shares in thousands, except per share data)	2019	2019	2018	2019	2018
Performance Ratios
Return on average total assets	1.29%	1.52%	1.36%	1.34%	1.25%
Return on average common equity	12.42%	15.82%	15.45%	13.74%	14.35%
Return on average tangible common equity (1)	17.01%	21.93%	23.08%	19.24%	22.05%
Noninterest income as a % of revenue	61.29%	62.11%	58.11%	60.14%	57.78%
Net interest margin (tax-equivalent) (1)	3.69%	3.62%	3.80%	3.72%	3.85%
Efficiency ratio (1)	75.17%	70.74%	73.16%	73.06%	72.84%
Net charge-offs/(recoveries) to average loans	(0.01)%	0.18%	0.02%	0.27%	0.16%
Dividend payout ratio	29.17%	23.73%	25.00%	28.19%	27.66%
Per Common Share
Earnings per common share - basic	$0.49	$0.60	$0.53	$1.53	$1.44
Earnings per common share - diluted	$0.48	$0.59	$0.52	$1.49	$1.41
Dividends declared per common share	$0.14	$0.14	$0.13	$0.42	$0.39
Tangible book value per common share (1)	$13.77	$12.02	$10.11
Average common shares outstanding - basic	14,274	13,810	13,777	13,957	13,759
Average common shares outstanding - diluted	14,626	14,100	14,071	14,317	14,060
Other Data
Assets under administration	$27,702,273	$27,854,052	$28,533,616	$27,702,273	$28,533,616
Assets under management	5,724,412	5,260,233	4,854,106	5,724,412	4,854,106
Mortgage originations	313,527	246,115	222,330	685,178	609,941

(1)	Represents a non-GAAP financial measure. See “Non-GAAP to GAAP Reconciliations and Calculation of Non-GAAP Financial Measures.”

Results of Operations

Net Interest Income

Net interest income for the third quarter of 2019 was $18.7 million, an increase of $390 thousand, or 2.1%,  from $18.3 million for the second quarter of 2019. The increase was primarily driven by a decrease of $195 thousand in interest expense on short-term borrowings and an increase of $174 thousand in interest income on loans.

Compared to the third quarter of 2018, net interest income for the third quarter of 2019 was relatively unchanged with a modest decrease of $248 thousand.

Net Interest Margin

Net interest margin for the third quarter of 2019 was 3.69%, compared to 3.62% for the second quarter of 2019. The increase of 7 basis points was primarily a result of $460 thousand of net interest recoveries during the third quarter. For the third quarter of 2019, the average yield on total loans was 5.06% compared to 4.99% for the second quarter of 2019.  For the third quarter of 2019, the cost of interest-bearing liabilities was 1.39% compared to 1.41% for the second quarter of 2019.

Compared to the third quarter of 2018, net interest margin for the third quarter of 2019 decreased 11 basis points from 3.80%. The decrease in net interest margin from the third quarter of 2018 was primarily due to the impact of higher average deposit costs.

Noninterest Income

Noninterest income for the third quarter of 2019 was  $29.6 million, a decrease of  $404 thousand from $30.0 million for the second quarter of 2019. The decrease was primarily due to a $936 thousand decrease in other noninterest income and a $469 thousand decrease in retirement and benefit services revenue partially offset by an increase in mortgage banking revenue of $1.1 million.  The decrease in other noninterest income was due to a $1.5 million gain recognized on the sale of our Duluth branch during the second quarter of 2019, offset by a $542 thousand gain on the sale of our Express branch recognized during the third quarter of 2019.  The decrease in retirement and benefit services revenue was primarily due to a decrease in revenue sharing income.

Compared to the third quarter of 2018, noninterest income increased $3.3 million, or 12.7%, from $26.3 million. The increase was primarily attributable to an increase in mortgage banking revenue of $2.8 million and a $542 thousand gain on the sale of our

Express branch. The increase in mortgage banking revenue was due to increased mortgage originations and the transition to mandatory delivery of mortgage loans to the secondary market during the first quarter of 2019.

Noninterest Expense

Noninterest expense for the third quarter of 2019 was $37.3 million, an increase of $2.1 million, or 5.9% compared to the second quarter of 2019. Compensation expense increased $1.9 million due to an increase in mortgage banking commissions, driven by seasonally higher mortgage originations, along with an increase due to annual merit increases that were effective July 1. In addition, business services, software and technology expense increased $202 thousand related to our One Alerus initiative, and a $335 thousand increase in other expenses primarily related to a seasonal increase in the provision for unfunded commitments. These increases were partially offset by a decrease of $560 thousand in employee benefit expense primarily due to a decrease in health insurance claims incurred on our self-insured health plans.

Compared to the third quarter of 2018, noninterest expense for the third quarter of 2019 increased $3.0 million, or 8.7%, from $34.3 million. The increase was primarily attributable to a combined increase in compensation and employee benefit expense of $2.5 million due to additional investments in talent and annual merit increases.

Financial Condition

Total assets were $2.23 billion as of September 30, 2019, an increase of $49.2 million, or 2.3%, from December  31, 2018. The increase in total assets was due to increases of $28.5 million in available-for-sale investment securities, $51.5 million in loans held for sale, and $20.5 million in cash and cash equivalents. These increases were partially offset by a $32.0 million decrease in loans held for branch sale and a $15.8 million decrease in loans. Loans held for branch sale decreased as a result of closing on the sale of our Duluth, MN branches on April 26, 2019.

Loans

Total loans were $1.69 billion as of September 30, 2019, a decrease of $15.8 million, or 0.9%, from December 31, 2018. The decrease was primarily due to a decrease in our commercial and industrial loan portfolio primarily due to lower seasonal credit line utilization and our ability to exit $21.4 million of criticized credits.

The following table presents the composition of our loan portfolio as of the dates indicated:

	September 30,	June 30,	March 31,	December 31,	September 30,
(dollars in thousands)	2019	2019	2019	2018	2018
Commercial
Commercial and industrial	$485,183	$513,120	$514,033	$510,706	$536,566
Real estate construction	21,674	26,584	22,188	18,965	23,567
Commercial real estate	444,600	442,797	444,882	439,963	434,160
Total commercial	951,457	982,501	981,103	969,634	994,293
Consumer
Residential real estate first mortgage	459,763	452,049	451,401	448,143	448,458
Residential real estate junior lien	182,516	185,209	186,296	188,855	188,152
Other revolving and installment	92,351	93,693	94,992	95,218	93,753
Total consumer	734,630	730,951	732,689	732,216	730,363
Total loans	$1,686,087	$1,713,452	$1,713,792	$1,701,850	$1,724,656

Deposits

Total deposits were $1.83 billion as of September 30, 2019, an increase of $58.0 million, or 3.3%,  from December 31, 2018. The increase was due to an increase of $70.7 million in interest-bearing deposits offset by a decrease of $12.7 million in noninterest-bearing deposits. The increase in interest-bearing deposits was primarily due to a $79.1 million increase in synergistic deposits from our retirement and benefit services and wealth management segments and a $11.1 million increase in HSA deposits partially offset by a decrease in public unit deposits of $14.7 million.  Noninterest-bearing deposits represented 29.3% of total deposits as of September 30, 2019.

The following table presents the composition of our deposit portfolio as of the dates indicated:

	September 30,	June 30,	March 31,	December 31,	September 30,
(dollars in thousands)	2019	2019	2019	2018	2018
Noninterest-bearing demand	$537,951	$506,021	$530,960	$550,640	$554,876
Interest-bearing
Interest-bearing demand	424,249	439,342	440,755	401,078	395,197
Savings accounts	55,513	56,163	57,304	53,971	57,231
Money market savings	622,647	568,450	675,145	598,820	589,059
Time deposits	192,753	183,389	178,106	170,587	221,346
Total interest-bearing	1,295,162	1,247,344	1,351,310	1,224,456	1,262,833
Total deposits	$1,833,113	$1,753,365	$1,882,270	$1,775,096	$1,817,709

Asset Quality

Total nonperforming assets were $5.2 million as of September 30, 2019, a decrease of $1.9 million from December 31, 2018. As of September 30, 2019, the allowance for loan losses was $23.0 million, or 1.36% of total loans, compared to $22.2 million, or 1.30%, as of December 31, 2018.

The following table presents selected asset quality data as of and for the periods indicated:

	As of and for the three months ended
	September 30,	June 30,	March 31,	December 31,	September 30,
(dollars in thousands)	2019	2019	2019	2018	2018
Nonaccrual loans	$5,107	$4,623	$8,267	$6,963	$5,476
Accruing loans 90+ days past due	45	28	—	—	162
Total nonperforming loans	5,152	4,651	8,267	6,963	5,638
OREO and repossessed assets	84	381	149	204	281
Total nonperforming assets	$5,236	$5,032	$8,416	$7,167	$5,919
Net charge-offs/(recoveries)	(240)	3,189	1,756	367	387
Net charge-offs/(recoveries) to average loans	(0.01)%	0.18%	0.10%	0.02%	0.02%
Nonperforming loans to total loans	0.31%	0.27%	0.48%	0.41%	0.33%
Nonperforming assets to total assets	0.23%	0.23%	0.38%	0.33%	0.27%
Allowance for loan losses to total loans	1.36%	1.24%	1.32%	1.30%	1.22%
Allowance for loan losses to nonperforming loans	446%	457%	274%	318%	373%

For the third quarter of 2019, we had a net recovery of $240 thousand, compared to $3.2 million of net charge-offs for the second quarter of 2019 and $387 thousand of net charge-offs for the third quarter of 2018.

The provision for loan losses for the third quarter of 2019 was $1.5 million, a decrease of $299 thousand from the second quarter of 2019 and relatively unchanged from the third quarter of 2018.

Capital

Total stockholders’ equity was $281.4 million as of September 30, 2019, an increase of $84.4 million from December  31, 2018.  The increase in total stockholders’ equity was primarily due to $62.8 million of net proceeds received from the Company’s initial public offering. The tangible book value per common share increased to $13.77 as of September 30, 2019, from $10.68 as of December  31, 2018. Tangible common equity to tangible assets increased to 10.76% as of September 30, 2019, from 6.91% as of December  31, 2018.

The following table presents our regulatory capital ratios as of the periods indicated:

	September 30,	June 30,	December 31,	September 30,
	2019	2019	2018	2018
Capital Ratios(1)
Alerus Financial Corporation
Common equity tier 1 capital to risk weighted assets	12.38%	8.90%	8.43%	8.11%
Tier 1 capital to risk weighted assets	12.81%	9.34%	8.87%	8.55%
Total capital to risk weighted assets	16.67%	13.14%	12.86%	12.45%
Tier 1 capital to average assets	11.33%	8.08%	7.51%	7.37%
Tangible common equity / tangible assets (2)	10.76%	7.69%	6.91%	6.56%

Alerus Financial, N.A.
Common equity tier 1 capital to risk weighted assets	11.84%	11.90%	11.39%	11.08%
Tier 1 capital to risk weighted assets	11.84%	11.90%	11.39%	11.08%
Total capital to risk weighted assets	13.06%	13.04%	12.62%	12.24%
Tier 1 capital to average assets	10.47%	10.29%	9.63%	9.55%

(1)	Capital ratios for the current quarter are to be considered preliminary until the Call Report for Alerus Financial, N.A. is filed.
(2)	Represents a non-GAAP financial measure. See “Non-GAAP to GAAP Reconciliations and Calculation of Non-GAAP Financial Measures.”

Conference Call

The Company will host a conference call at 8:30 a.m. Central Time on Friday, October  25, 2019 to discuss its financial results. The call can be accessed via telephone at (888)  317-6016. A recording of the call and transcript will be available on the Company’s investor relations website at investors.alerus.com following the call.

About Alerus Financial Corporation

Alerus Financial Corporation, through its subsidiary Alerus Financial, N.A., offers business and consumer banking products and services, residential mortgage financing, employer-sponsored retirement plan and benefit administration, and wealth management, including trust, brokerage, insurance, and asset management. Alerus Financial banking and wealth management offices are located in Grand Forks and Fargo, ND, the Minneapolis-St. Paul, MN metropolitan area and Scottsdale and Mesa, AZ. Alerus Retirement and Benefits plan administration offices are located in St. Paul and Albert Lea, MN, East Lansing and Troy, MI, and Bedford, NH.

Non-GAAP Financial Measures

Some of the financial measures included in this press release are not measures of financial performance recognized by U.S. Generally Accepted Accounting Principles, or GAAP. These non-GAAP financial measures include the ratio of tangible common equity to tangible assets, tangible common equity per share, return on average tangible common equity, net interest margin (tax equivalent), and the efficiency ratio. Management uses these non-GAAP financial measures in its analysis of its performance, and believes financial analysts and investors frequently use these measures, and other similar measures, to evaluate capital adequacy. Reconciliations of non-GAAP disclosures used in this earnings release to the comparable GAAP measures are provided in the accompanying tables. Management, banking regulators, many financial analysts and other investors use these measures in conjunction with more traditional bank capital ratios to compare the capital adequacy of banking organizations with significant amounts of goodwill or other intangible assets, which typically stem from the use of the purchase accounting method of accounting for mergers and acquisitions.

These non-GAAP financial measures should not be considered in isolation or as a substitute for total stockholders’ equity, total assets, book value per share, return on average assets, return on average equity, or any other measure calculated in accordance with GAAP. Moreover, the manner in which we calculate these non-GAAP financial measures may differ from that of other companies reporting measures with similar names.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, statements concerning plans, estimates, calculations, forecasts and projections with respect to the anticipated future performance of Alerus Financial Corporation. These statements are often, but not always, identified by words such as “may”, “might”, “should”, “could”, “predict”, “potential”,

“believe”, “expect”, “continue”, “will”, “anticipate”, “seek”, “estimate”, “intend”, “plan”, “projection”, “would”, “annualized”, “target” and “outlook”, or the negative version of those words or other comparable words of a future or forward-looking nature. Examples of forward-looking statements include, among others, statements we make regarding our projected growth, anticipated future financial performance, financial condition, credit quality and management’s long-term performance goals and the future plans and prospects of Alerus Financial Corporation.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: our ability to successfully manage credit risk and maintain an adequate level of allowance for loan losses; business and economic conditions generally and in the financial services industry, nationally and within our market areas; the overall health of the local and national real estate market; concentrations within our loan portfolio; the level of nonperforming assets on our balance sheet; our ability to implement our organic and acquisition growth strategies; the impact of economic or market conditions on our fee-based services; our ability to continue to grow our retirement and benefit services business; our ability to continue to originate a sufficient volume of residential mortgages; the occurrence of fraudulent activity, breaches or failures of our information security controls or cybersecurity-related incidents; interruptions involving our information technology and telecommunications systems or third-party servicers; potential losses incurred in connection with mortgage loan repurchases; the composition of our executive management team and our ability to attract and retain key personnel; rapid technological change in the financial services industry; increased competition in the financial services industry; our ability to successfully manage liquidity risk; the effectiveness of our risk management framework; the commencement and outcome of litigation and other legal proceedings and regulatory actions against us or to which we may become subject; potential impairment to the goodwill we recorded in connection with our past acquisitions; the extensive regulatory framework that applies to us; the impact of recent and future legislative and regulatory changes; interest rate risks associated with our business; fluctuations in the values of the securities held in our securities portfolio; governmental monetary, trade and fiscal policies; any material weaknesses in our internal control over financial reporting; our success at managing the risks involved in the foregoing items; and any other risks described in the “Risk Factors” sections of other reports filed by Alerus Financial Corporation with the Securities and Exchange Commission.

Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Alerus Financial Corporation and Subsidiaries

Consolidated Balance Sheets (unaudited)

(dollars and shares in thousands, except per share data)

	September 30,	December 31,
	2019	2018
Assets
Cash and cash equivalents	$61,174	$40,651
Investment securities, at fair value
Trading	—	1,539
Available-for-sale	278,716	250,174
Equity, at fair value	2,675	3,165
Loans held for sale	66,021	14,486
Loans held for branch sale	—	32,031
Loans	1,686,087	1,701,850
Allowance for loan losses	(22,984)	(22,174)
Net loans	1,663,103	1,679,676
Land, premises and equipment, net	21,150	21,743
Operating lease right-of-use assets	8,877	—
Accrued interest receivable	7,412	7,645
Bank-owned life insurance	31,364	30,763
Goodwill	27,329	27,329
Other intangible assets	19,382	22,473
Servicing rights	4,146	4,623
Deferred income taxes, net	7,695	10,085
Other assets	29,267	32,687
Total assets	$2,228,311	$2,179,070
Liabilities and Stockholders’ Equity
Deposits
Noninterest-bearing	$537,951	$550,640
Interest-bearing	1,295,162	1,224,456
Total deposits	1,833,113	1,775,096
Deposits held for sale	—	24,197
Short-term borrowings	—	93,460
Long-term debt	58,775	58,824
Operating lease liabilities	9,401	—
Accrued expenses and other liabilities	45,619	30,539
Total liabilities	1,946,908	1,982,116
Commitments and contingent liabilities ESOP-owned shares	—	34,494
Stockholders’ equity
Preferred stock, $1 par value, 2,000,000 shares authorized: 0 issued and outstanding	—	—
Common stock, $1 par value, 30,000,000 shares authorized: 17,049,493 and 13,775,327 issued and outstanding	17,049	13,775
Additional paid-in capital	88,230	27,743
Retained earnings	173,039	159,037
Accumulated other comprehensive income (loss)	3,085	(3,601)
Total stockholders’ equity	281,403	196,954
Less ESOP-owned shares	—	(34,494)
Total stockholders’ equity net of ESOP-owned shares	281,403	162,460
Total liabilities and stockholders’ equity	$2,228,311	$2,179,070

Alerus Financial Corporation and Subsidiaries

Consolidated Statements of Income (unaudited)

(dollars and shares in thousands, except per share data)

	Three months ended			Nine months ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2019	2019	2018	2019	2018
Interest Income
Loans, including fees	$21,886	$21,712	$20,576	$65,171	$59,594
Investment securities
Taxable	1,374	1,338	1,129	4,021	3,475
Exempt from federal income taxes	163	211	301	618	927
Other	202	217	191	603	475
Total interest income	23,625	23,478	22,197	70,413	64,471
Interest Expense
Deposits	3,506	3,548	1,790	9,802	4,481
Short-term borrowings	539	734	575	1,805	1,331
Long-term debt	899	905	903	2,714	2,688
Total interest expense	4,944	5,187	3,268	14,321	8,500
Net interest income	18,681	18,291	18,929	56,092	55,971
Provision for loan losses	1,498	1,797	1,530	5,515	7,080
Net interest income after provision for loan losses	17,183	16,494	17,399	50,577	48,891
Noninterest Income
Retirement and benefit services	15,307	15,776	15,536	46,142	46,873
Wealth management	3,896	3,878	3,685	11,385	10,948
Mortgage banking	8,135	7,035	5,318	19,739	13,551
Service charges on deposit accounts	447	430	442	1,321	1,333
Net gains (losses) on investment securities	48	182	13	357	119
Other	1,747	2,683	1,264	5,694	3,784
Total noninterest income	29,580	29,984	26,258	84,638	76,608
Noninterest Expense
Compensation	20,041	18,143	17,873	54,997	50,906
Employee benefits	4,600	5,160	4,314	15,188	13,606
Occupancy and equipment expense	2,700	2,641	2,698	8,086	8,215
Business services, software and technology expense	4,224	4,022	3,731	12,044	10,467
Intangible amortization expense	990	1,050	1,196	3,091	3,588
Professional fees and assessments	1,051	1,029	1,628	3,146	3,734
Marketing and business development	890	707	856	2,024	2,439
Supplies and postage	631	663	611	2,027	1,902
Travel	435	398	382	1,335	1,252
Mortgage and lending expenses	751	769	437	1,966	1,597
Other	1,014	679	610	2,198	2,708
Total noninterest expense	37,327	35,261	34,336	106,102	100,414
Income before income taxes	9,436	11,217	9,321	29,113	25,085
Income tax expense	2,332	2,869	1,951	7,225	5,252
Net income	$7,104	$8,348	$7,370	$21,888	$19,833
Per Common Share Data
Earnings per common share	$0.49	$0.60	$0.53	$1.53	$1.44
Diluted earnings per common share	$0.48	$0.59	$0.52	$1.49	$1.41
Dividends declared per common share	$0.14	$0.14	$0.13	$0.42	$0.39
Average common shares outstanding	14,274	13,810	13,777	13,957	13,759
Diluted average common shares outstanding	14,626	14,100	14,071	14,317	14,060

Alerus Financial Corporation and Subsidiaries

Non-GAAP to GAAP Reconciliations and Calculation of Non-GAAP Financial Measures (unaudited)

(dollars and shares in thousands, except per share data)

	September 30,	June 30,	December 31,	September 30,
	2019	2019	2018	2018
Tangible Common Equity to Tangible Assets
Total common stockholders’ equity	$281,403	$213,765	$196,954	$190,082
Less: Goodwill	27,329	27,329	27,329	27,329
Less: Other intangible assets	19,382	20,372	22,473	23,523
Tangible common equity (a)	234,692	166,064	147,152	139,230
Total assets	2,228,311	2,207,129	2,179,070	2,171,821
Less: Goodwill	27,329	27,329	27,329	27,329
Less: Other intangible assets	19,382	20,372	22,473	23,523
Tangible assets (b)	2,181,600	2,159,428	2,129,268	2,120,969
Tangible common equity to tangible assets (a)/(b)	10.76%	7.69%	6.91%	6.56%
Tangible Book Value Per Common Share
Total common stockholders’ equity	$281,403	$213,765	$196,954	$190,082
Less: Goodwill	27,329	27,329	27,329	27,329
Less: Other intangible assets	19,382	20,372	22,473	23,523
Tangible common equity (c)	234,692	166,064	147,152	139,230
Total common shares issued and outstanding (d)	17,049	13,816	13,775	13,776
Tangible book value per common share (c)/(d)	$13.77	$12.02	$10.68	$10.11

	Three months ended			Nine months ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2019	2019	2018	2019	2018
Return on Average Tangible Common Equity
Net income	$7,104	$8,348	$7,370	$21,888	$19,833
Add: Intangible amortization expense (net of tax)	782	830	945	2,442	2,835
Net income, excluding intangible amortization (e)	7,886	9,178	8,315	24,330	22,668
Average total equity	226,931	211,655	189,311	212,911	184,733
Less: Average goodwill	27,329	27,329	27,329	27,329	27,329
Less: Average other intangible assets (net of tax)	15,697	16,498	19,045	16,502	19,982
Average tangible common equity (f)	183,905	167,828	142,937	169,080	137,422
Return on average tangible common equity (e)/(f)	17.01%	21.93%	23.08%	19.24%	22.05%
Net Interest Margin (tax-equivalent)
Net interest income	$18,681	$18,291	$18,929	$56,092	$55,971
Tax-equivalent adjustment	81	84	114	257	348
Tax-equivalent net interest income (g)	18,762	18,375	19,043	56,349	56,319
Average earnings assets (h)	2,017,198	2,037,605	1,987,267	2,024,814	1,955,253
Net interest margin (tax-equivalent) (g)/(h)	3.69%	3.62%	3.80%	3.72%	3.85%
Efficiency Ratio
Noninterest expense	$37,327	$35,261	$34,336	$106,102	$100,414
Less: Intangible amortization expense	990	1,050	1,196	3,091	3,588
Adjusted noninterest expense (i)	36,337	34,211	33,140	103,011	96,826
Net interest income	18,681	18,291	18,929	56,092	55,971
Noninterest income	29,580	29,984	26,258	84,638	76,608
Tax-equivalent adjustment	81	84	114	257	348
Total tax-equivalent revenue (j)	48,342	48,359	45,301	140,987	132,927
Efficiency ratio (i)/(j)	75.17%	70.74%	73.16%	73.06%	72.84%

Alerus Financial Corporation and Subsidiaries

Analysis of Average Balances, Yields, and Rates (unaudited)

(dollars in thousands)

	Three months ended						Nine months ended
	September 30, 2019		June 30, 2019		September 30, 2018		September 30, 2019		September 30, 2018
		Average		Average		Average		Average		Average
	Average	Rate/	Average	Yield/	Average	Yield/	Average	Yield/	Average	Yield/
	Balance	Yield	Balance	Rate	Balance	Rate	Balance	Rate	Balance	Rate
Interest Earning Assets
Interest-bearing deposits with banks	$12,998	2.53%	$14,476	2.24%	$7,260	2.35%	$12,910	2.39%	$7,905	2.05%
Investment securities (1)	257,561	2.43%	255,502	2.52%	248,568	2.41%	255,903	2.51%	256,331	2.42%
Loans held for sale	45,794	3.11%	33,078	3.40%	22,438	3.22%	30,734	3.24%	20,217	3.04%
Loans
Commercial:
Commercial and industrial	494,081	5.48%	518,880	5.51%	524,601	5.19%	509,806	5.50%	514,940	5.08%
Real estate construction	25,137	5.56%	24,237	5.56%	23,999	5.39%	23,532	5.54%	24,533	5.45%
Commercial real estate	439,751	5.29%	446,820	4.91%	435,950	4.67%	444,964	5.04%	441,209	4.75%
Total commercial	958,969	5.40%	989,937	5.24%	984,550	4.97%	978,302	5.29%	980,682	4.94%
Consumer
Residential real estate first mortgage	454,971	4.18%	453,027	4.21%	434,691	4.13%	455,898	4.25%	402,644	4.16%
Residential real estate junior lien	184,124	5.63%	187,054	5.77%	188,897	5.38%	186,744	5.75%	191,348	5.36%
Other revolving and installment	93,478	4.74%	94,063	4.61%	90,910	4.40%	94,685	4.64%	86,819	4.36%
Total consumer	732,573	4.61%	734,144	4.66%	714,498	4.50%	737,327	4.68%	680,811	4.52%
Total loans (1)	1,691,542	5.06%	1,724,081	4.99%	1,699,048	4.77%	1,715,629	5.03%	1,661,493	4.77%
Federal Reserve/FHLB stock	9,303	5.07%	10,468	5.21%	9,953	5.90%	9,638	5.16%	9,307	5.09%
Total interest earning assets	2,017,198	4.66%	2,037,605	4.64%	1,987,267	4.45%	2,024,814	4.67%	1,955,253	4.43%
Noninterest earning assets	159,664		163,192		157,574		161,054		160,455
Total assets	$2,176,862		$2,200,797		$2,144,841		$2,185,868		$2,115,708
Interest-Bearing Liabilities
Interest-bearing demand deposits	$424,896	0.49%	$425,260	0.46%	$393,390	0.23%	$423,181	0.45%	$405,837	0.23%
Money market and savings deposits	649,190	1.32%	694,474	1.36%	619,386	0.67%	675,921	1.23%	618,700	0.55%
Time deposits	187,023	1.74%	178,401	1.59%	207,009	0.99%	183,686	1.58%	199,928	0.82%
Short-term borrowings	87,201	2.46%	115,892	2.54%	103,171	2.21%	95,489	2.53%	87,501	2.03%
Long-term debt	58,776	6.07%	58,808	6.17%	58,812	6.09%	58,798	6.17%	58,812	6.11%
Total interest-bearing liabilities	1,407,086	1.39%	1,472,835	1.41%	1,381,768	0.94%	1,437,075	1.33%	1,370,778	0.83%
Noninterest-Bearing Liabilities and Stockholders' Equity
Noninterest-bearing deposits	502,108		478,868		545,154		496,822		531,008
Other noninterest-bearing liabilities	40,737		37,439		28,608		39,060		29,189
Stockholders’ equity	226,931		211,655		189,311		212,911		184,733
Total liabilities and stockholders’ equity	$2,176,862		$2,200,797		$2,144,841		$2,185,868		$2,115,708
Net interest rate spread		3.27%		3.23%		3.51%		3.34%		3.60%
Net interest margin (2)		3.69%		3.62%		3.80%		3.72%		3.85%

(1)	Taxable-equivalent adjustment was calculated utilizing a marginal income tax rate of 21.0%.
(2)	Represents a non-GAAP financial measure. See “Non-GAAP to GAAP Reconciliations and Calculation of Non-GAAP Financial Measures.”